REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of

YieldQuest Funds Trust

Atlanta, Georgia

We have audited the accompanying statements of assets and liabilities of the YieldQuest Core Equity Fund, YieldQuest Total Return Bond Fund, and the YieldQuest Tax-Exempt Fund, each a series of the YieldQuest Funds Trust as of July 22, 2005.   These financial statements are the responsibility of the Funds’ management.   Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (US).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.   An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of assets and liabilities referred to above present fairly, in all material respects, the financial position of the Funds constituting the YieldQuest Funds Trust as of July 22, 2005, in conformity with accounting principles generally accepted in the United States of America.

                                                                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

July 22, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the YieldQuest Funds Trust and to the use of our report dated July 22, 2005 on the statements of assets and liabilities of the YieldQuest Core Equity Fund, the YieldQuest Total Return Bond Fund and the YieldQuest Tax-Exempt Bond Fund.   Such statements of assets and liabilities appear in the Funds’ Statement of Additional Information.

                                                                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

August 9, 2005